Exhibit 10.1

CONSULTING AGREEMENT

This Consulting Agreement (“Agreement”) is entered into as of this 27th day of August, 2009 by and between Hawk Systems, Inc., a Delaware corporation (the “Company”), and Michael Golden (the “Consultant”).

1. Engagement. The Company hereby retains the Consultant to act as a consultant to the Company and/or any of its affiliates as set forth herein.

2. Consulting Fee. The Company hereby agrees to pay the Consultant, as follows:

a. Cash Compensation: The Consultant shall be entitled to receive $20,000 per month for services rendered.

b. Sign On Bonus: The Company shall pay the Consultant a sign on bonus equal to $60,000 payable at the rate of $20,000 per month for three months commencing on September 1, 2009 and ending on November 1, 2009.

c. Warrants: In addition to the compensation set forth in Sections 2a and b, the Consultant shall receive a warrant to purchase shares of common stock of the Company equal to 975,000 shares of common stock (calculated on a post reverse split basis or 5,850,000 shares on a pre-split basis) of the Company at an exercise price equal to fair market value on date of grant (the “Warrant”). The Warrant shall have a term of five years from the date hereof. The Warrant shall be fully vested as of the date of grant. In addition to the foregoing, on the one year anniversary of this Agreement, the Consultant shall be granted an additional warrant (the “Bonus Warrant”) to purchase shares of common stock of the Company equal to 487,500 shares of common stock (calculated on a post reverse split basis or 2,925,000 shares on a pre-split basis) of the Company at an exercise price equal to fair market value on date of grant (the “Bonus Warrant”). The Bonus Warrant shall be fully vested on the date of grant and have a term of five years from the date of grant.

c. Expenses: The Company shall reimburse the Consultant for all expenses properly incurred by him in the performance of his duties hereunder in accordance with policies established from time to time by the Board of Directors of the Company.

3. Duties and Responsibilities. The Consultant shall perform the role of President of the Hawk Telematics division of the Company, where he shall spend a minimum of ninety percent (90%) of his time involved in every aspect of further developing the Company’s intellectual property, bringing to market Hawk Telematics products, assisting the Company in corporate matters relating to the intellectual property, including evaluation and further protection, and shall have full responsibility to manage all aspects of the Hawk Telematics division. Consultant shall be permitted to publicly advertise himself as President of the Hawk Telematics division. Consultant hereby agrees to allow the Company to use his likeness in any of the Company’s advertising, marketing or other materials given to third parties. Company agrees that Consultant shall have the right to attend Board meetings of the Company as a non-voting observer.

4. Term. The term of this Agreement shall be for one (1) year commencing as of the date hereof and ending on the first (1st) anniversary of the date hereof (the “Initial Term”), subject to termination as hereinafter provided. This Agreement may be extended for an additional one (1) year period at the option of the Company (the Initial Term together with any extension term collectively referred to herein as the “Term”).

5. Termination. Either party shall have the right to terminate this Agreement by delivery of written notice to the other party at least thirty days prior to such termination.

6. Independent Contractor Status. It is expressly understood that the Consultant is an independent contractor and that he is not an agent, employee, or representative of the Company or its subsidiaries and that the Consultant shall make no representations to the contrary. The Consultant shall be solely liable for any of his own acts or omissions. The Consultant shall not be entitled to benefits of any kind from the Company except for the compensation agreed upon herein. The Consultant acknowledges that he shall be responsible for the collection and payment of all withholdings, contributions and payroll taxes relating to his services.

7. Consultant’s Methods. The Consultant will determine the method, details, and means of performing the above-described duties. Nothing in this Agreement shall be construed to interfere with or otherwise affect the rendering of services by the Consultant in accordance with his independent and professional judgment. Notwithstanding, the Consultant shall interface closely with the other officers of the Company and the Board of Directors of the Company and follow the directions of the Board.

8. Confidential Information. The Consultant agrees to keep secret and confidential, and will not (a) disclose or transfer to any person, corporation, firm or other entity, either during the Consultant’s period of engagement, which includes the Consultant's period of engagement with the Company prior to the execution of this Agreement (the “Engagement Period”) or at any time after the termination thereof or (b) use in the Consultant’s subsequent or other business or employment, without the express written authorization of the Company, any proprietary and/or confidential information of the Company (hereinafter referred to as “Confidential Information”). Such Confidential Information includes, without limitation, any information, customer lists, vendor lists, supplier lists, pricing data, software, technique, design, process, formula, development or experimental work, work in process, business, trade secret, innovations, inventions, discoveries, improvements, research or test results, data, formats, marketing plans, business plans, strategies, forecasts, unpublished financial information, budgets, projections, or any other secret or confidential matter relating to the products, services, research and development, customers, employees (including identifying information, salaries, benefits, responsibilities and relative abilities), suppliers, sales, or business affairs of the Company, as well as all information that has or could have commercial value or other utility in the business in which the Company or its clients are engaged or in which they contemplate engaging and which the unauthorized disclosure could be detrimental to the interests of the Company or its clients, whether or not such information is identified as Confidential Information by the Company or its clients. Confidential Information does not include, however, information which (a) is or becomes generally available to the public other than as a result of a disclosure by the Company or its representatives, (b) was available to the Consultant on a non-confidential basis prior to its disclosure by the Company or its representatives or (c) becomes available to the Consultant on a non-confidential basis from a person other than the Company or its representatives who is not otherwise bound by a confidentiality agreement with the Company or any of its representatives, or is not otherwise under an obligation to the Company or any of its representatives not to transmit the information to the Consultant. In the event of termination (voluntary or otherwise) of his engagement by the Company or on demand at any time prior thereto, the Consultant agrees to deliver promptly to the Company all Confidential Information of the Company and its clients, whether prepared by the Consultant or otherwise coming into his possession or control relating to any product, business, work, customer, supplier, or other aspect of the Company. Because the Consultant's services are personal and unique and because the Consultant may have access to and become acquainted with the Confidential Information of the Company, the Consultant agrees that the breach by him/her of this Agreement could not reasonably or adequately be compensated in damages in an action at law and that the Company shall be entitled to specific performance of the terms and provisions hereof and/or temporary or permanent injunctive relief (without the need to post any bond unless otherwise required by applicable law), which may include but shall not be limited to restraining the Consultant from rendering any services that would breach this Agreement.

9. Compliance with Laws. In performing services under this Agreement, the Consultant not only agrees to comply with all terms of this Agreement, but also agrees, represents and warrants that he will conform to the standard of care in his field in which he is performing services and will comply with all applicable laws concerning such services, including, but not limited to, all the laws concerning prohibitions against harassment and discrimination.

10. Non-Exclusive Services. The Consultant shall devote, during the term of this Agreement, such of his time, energy, and skill as is necessary for the performance of his duties hereunder and shall be no less than ninety percent (90%) of his time. However, the parties recognize and agree that the Consultant’s services to the Company shall be non-exclusive as to the Company, and, so long as the Consultant’s services performed for persons other than the Company do not directly or indirectly conflict with his duties hereunder during the term of this Agreement, the Consultant may, directly or indirectly, either as an employee, employer, consultant, agent, principal, partner, stockholder, corporate officer, director, or in any other individual or representative capacity, engage or participate in or provide the same or similar services to any business.

11. Return of Property. All correspondence, reports, charts, products, records, designs, sales and marketing material, memorandum, advertising materials, customer lists, distributor lists, vendor lists, telephones, beepers, portable computers, and any other such data, information or property collected by or delivered to the Consultant by or on behalf of the Company, their representatives, customers, suppliers or others and all other materials compiled by the Consultant, in each case during the Employment Period, which pertain to the business of the Company shall be and shall remain the property of the Company and shall be delivered to the Company promptly upon its request at any time and without request upon completion or other termination of the Consultant’s employment hereunder for any reason.

12.

Inventions. The Consultant shall disclose promptly to Company any and all conceptions and ideas for inventions, improvements, and valuable discoveries, whether patentable or not, which are conceived or made by the Consultant solely or jointly with another during the Term and which relate to the Company’s business. The Consultant hereby assigns and agrees to assign all his interest therein to the Company or its nominee. Whenever requested by the Company, the Consultant shall execute any and all applications, assigns or other instruments that Company shall deem necessary to apply for and obtain Letters of Patents of the United States or any foreign country or to otherwise protect Company’s interest therein, and if requested after the Term, shall be at the Company/s cost and expense. These obligations shall continue beyond termination of employment with respect to inventions, improvements and valuable discoveries, whether patentable or not, conceived, made or acquired by the Consultant during the period of employment or within one year thereafter, and shall be binding upon the Consultant’s heirs, assigns, executors, administrators and other legal representatives.

13.

Non-Competition.

(a)

Non-Competition. Except as otherwise provided in this Agreement, during the Term, as defined in subparagraph (b) below, the Consultant shall not, anywhere within the world, directly or indirectly, alone or in association with any other Person, directly or indirectly, (i) acquire, or own in any manner, any interest in any Person that engages in the Business, as defined below, or that engages in any business, activity or enterprise that competes with any aspect of the Business, or (ii) be interested in (whether as an owner, director, officer, partner, member, lender, shareholder, vendor, consultant, employee, advisor, agent, independent contractor or otherwise), or otherwise participate in the management or operation of, any Person that engages in any business, activity or enterprise that competes with any aspect of the Business. For purposes hereof the term “Business” shall be defined as any business, firm, corporation, association, or other entity engaged in the design, license, manufacture, marketing, or sale of medical devices for the spinal market or in any other business engaged in by the Company as of the Termination Date.

(b)

No Solicitation. The Consultant shall not, during the Term and the twenty four (24) month period following the Term (the “Restriction Period”), directly or indirectly, solicit, entice, persuade, induce or cause any employee, officer, manager, director, consultant, agent or independent contractor of the Company to terminate his, her or its employment, consultancy or other engagement by the Company to become employed by or engaged by any individual, entity, corporation, partnership, association, or other organization (collectively, “Person”) other than the Company, or approach any such employee, officer, manager, director, consultant, agent or independent contractor for any of the foregoing purposes, or authorize or assist in the taking of any of such actions by any Person.

(c) Prohibited Actions. The Consultant shall not, during the Restriction Period, directly or indirectly, solicit, entice, persuade, induce or cause:

any Person who either was a customer of the Company at any time during the Term or is a customer of the Company at any time during the Restriction Period unless the Consultant had a preexisting relationship with the Person prior to this agreement; or

any lessee, vendor or supplier to, or any other Person who had or has a business relationship with, the Company at any time during the Term unless the Consultant had a preexisting relationship with the Person prior to this agreement;

(the Persons referred to in items (i) and (ii) above, collectively, the “Prohibited Persons”) to enter into a business relationship with any other Person for the same or similar services, activities or goods that any such Prohibited Person purchased from, was engaged in with or provided to, the Company or to reduce or terminate such Prohibited Person’s business relationship with the Company; and the Consultant shall not, directly or indirectly, approach any such Prohibited Person for any such purpose, or authorize or assist in the taking of any of such actions by any Person.

Terms. For purposes of this Section 13, the terms “employee”, “consultant”, “agent”, and “independent contractor” shall include any Persons with such status at any time during the six (6) months preceding any solicitation in question.

(d)

In the event of a violation of this Section 13, the non-competition time periods provided in Section 13(a) and (b) shall be tolled during the time of such violation.

14.

Assignment. The rights and obligations of the Company and the Consultant under this Agreement shall inure to the benefit of and be binding upon the successors and assigns of the Company and the heirs, executors and administrators of the Consultant. If the Company merges, consolidates or otherwise combines with another entity, the Consultant shall continue to serve the Company or such successor entity, and all other rights and obligations of the Consultant and the Company shall survive intact hereafter. Neither the Consultant nor the Company may make any assignment of their respective rights and obligations hereunder except as permitted herein, and any attempt to do so shall be void.

15. Notice. All notices, requests and other communications under this Agreement shall be in writing and shall be either (a) delivered in person, (b) sent by certified mail, return-receipt requested, (c) delivered by a recognized delivery service or (d) sent by facsimile transmission and addressed as follows:

If intended for the Company:

Hawk Systems, Inc.

777 South Flagler Drive

Suite 800-West Tower

West Palm Beach, FL 33401

ATTN: President

With a copy to:

Greenberg Traurig P.A.

5100 Town Center Circle

Suite 400

Boca Raton, FL 33486

ATTN: Bruce C. Rosetto, Esq.

If intended for the Consultant:

Michael Golden

______________________________

______________________________

______________________________

or at such other address, and to the attention of such other person, as the parties shall give notice as herein provided. A notice, request and other communication shall be deemed to be duly received if delivered in person or by a recognized delivery service, when delivered to the address of the recipient, if sent by mail, on the date of receipt by the recipient as shown on the return-receipt card, or if sent by facsimile, upon receipt by the sender of an acknowledgment or transmission report generated by the machine from which the facsimile was sent indicating that the facsimile was sent in its entirety to the recipient’s facsimile number; provided that if a notice, request or other communication is served by hand or is received by facsimile on a day which is not a business day, or after 5:00 P.M. on any business day at the addressee’s location, such notice or communication shall be deemed to be duly received by the recipient at 9:00 a.m. on the first business day thereafter.

16. Modification, Waiver and Enforceability. All modifications and changes to this Agreement must be set forth in a writing signed by the parties hereto. No failure to exercise, and no delay in exercising, any right, power or privilege under this Agreement shall operate as a waiver, nor shall any single or partial exercise of any right, power or privilege hereunder preclude the exercise of any other right, power or privilege. No waiver of any breach of any provision hereof shall be deemed to be a waiver of any preceding or succeeding breach of the same or any other provision, nor shall any waiver be implied from any course of dealing between the parties. No extension of time for performance of any obligations or other acts hereunder or under any other agreement shall be deemed to be an extension of the time for performance of any other obligations or any other acts. The rights and remedies of the parties under this Agreement are in addition to all other rights and remedies, at law or equity, that they may have against each other.

17. Severability; Survival. If any provision of this Agreement is found to be void and unenforceable by a court of competent jurisdiction, the remaining provisions of this Agreement shall nevertheless be binding upon the parties with the same effect as though the void or unenforceable part had been severed and deleted.

18. Governing Law. This Agreement shall be governed by and construed in accordance with the domestic laws of the State of Florida without giving effect to any choice or conflict of law provision or rule (whether of the State of Florida or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Florida.

19. Counterparts. This Agreement may be executed simultaneously in several counterparts, each of which will be an original, but all of which together will constitute one and the same original.

20. Agency. Nothing herein shall imply or shall be deemed to imply an agency relationship between the Company and the Consultant.

21. Entire Agreement. This Agreement represents the entire agreement between the Company and the Consultant with respect to the subject matter hereof.

22. Headings. The headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

IN WITNESS WHEREOF, the parties have executed this Agreement on the date first above written.

Hawks Systems, Inc.

By:	/s/ ROBERT MCCANN
Name:	Robert McCann
Title:	President

Consultant:

/s/ MICHAEL GOLDEN
Name:	Michael Golden
Title:	Consultant